UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 14, 2018
MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 Lakeside Parkway, Suite 200
Flower Mound, Texas 75028
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on November 14, 2018, by Mannatech, Incorporated (the “Company”), as a result of the Company issuing an updated press release and in order to update the information disclosed under “Item 8.01 Other Event” regarding the declared dividend for the third quarter of 2018. The Company was notified that all U.S. Markets will be closed on Wednesday, December 5, 2018 for a national day of mourning in honor of the late President George H.W. Bush.  As a result, the previously declared shareholder of record date of December 6, 2018 has been revised to December 7, 2018.
Item 8.01. Other Event.
On December 4, 2018, Mannatech, Incorporated issued an updated press release announcing that the Board had declared a dividend for the third quarter of 2018. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1*	Press Release, dated December 4, 2018, titled "UPDATE: Mannatech Declares Third Quarter 2018 Dividend."
*Furnished herewith.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2018

MANNATECH, INCORPORATED
By:	/s/ David Johnson
David Johnson
Chief Financial Officer